As filed with the Securities and Exchange Commission on May 5, 2026

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Linde plc

(Exact name of registrant as specified in its charter)

Ireland	98-1448883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Riverview Drive Danbury, Connecticut 06810 United States +1 (203) 837-2000	Forge 43 Church Street West Woking, Surrey GU21 6HT United Kingdom +44 1483 242200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Linde Inc.	Linde GmbH
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
Delaware	Germany
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
06-124-9050	N/A
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)
10 Riverview Drive	Dr.-Carl-von-Linde-Strasse 6-14
Danbury, Connecticut	82049 Pullach
06810-6268	Germany
+1 (203) 837-2000	+49 89 3575701
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Guillermo Bichara

Executive Vice President and Chief Legal Officer

Linde plc

Forge

43 Church Street West

Woking, Surrey GU21 6HT

United Kingdom

+44 1483 242200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy B. Howell, Esq. Meghan N. McDermott, Esq. Cahill Gordon & Reindel LLP 32 Old Slip New York, NY 10005 +1 (212) 701-3000	Byron Rooney, Esq. Jennifer Ying Lan, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 +1 (212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Linde plc Debt Securities Guarantees of Debt Securities Preferred Shares Ordinary Shares Depositary Shares	Linde Inc. Debt Securities Guarantees of Debt Securities Linde GmbH Guarantees of Debt Securities

Warrants

Securities Purchase Contracts

Units

We may offer, issue and sell the types of securities set forth above from time to time, together or separately. This prospectus describes some of the general terms that may apply to these securities. We will provide a prospectus supplement each time we offer and issue any of these securities. The specific terms of any securities to be offered will be described in the related prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. If information in a prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and, where applicable, supersede the information in this prospectus. You should read this prospectus, any prospectus supplement, any related free writing prospectus and any documents incorporated by reference herein and therein carefully before making an investment decision. This prospectus may not be used unless accompanied by a prospectus supplement.

The ordinary shares of Linde plc are listed on the NASDAQ under the trading symbol “LIN.” Any ordinary shares offered pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the NASDAQ.

Investing in these securities involves risk. See “Risk Factors” on page 4 of this prospectus, as well as any risk factors contained in any prospectus supplement and the documents incorporated by reference herein and therein, before you make your investment decision.

Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory board has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commission or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

The date of this prospectus is May 5, 2026.

Prospectus

i

ABOUT THIS PROSPECTUS

Unless we have indicated or the context requires otherwise, references in this prospectus to:

•	“we,” “us,” “our,” the “Company,” the “Linde Group” and “Linde” are to Linde plc and its subsidiaries;

•	“Linde Inc.” are to Linde Inc., a Delaware corporation (formerly known as Praxair, Inc.);

•	“Linde plc” are to Linde plc, an Irish public limited company;

•	“Linde Finance” are to Linde Finance B.V., a Netherlands private company with limited liability; and

•	“Linde GmbH” are to Linde GmbH, a German limited liability company (formerly known as Linde AG).

References herein to “$,” “dollars” and “U.S. dollars” are to the currency of the United States. References to “€” and “euro” are to the lawful currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the Treaty on the Functioning of the European Union, as amended by the Treaty on European Union.

This prospectus is part of a “shelf” registration statement filed by us with the United States Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell an unlimited aggregate principal amount of any combination of the securities described in this prospectus from time to time and in one or more offerings. This prospectus provides you with only a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.

The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC’s website mentioned under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representation that is different from, or in addition to, the information contained in this prospectus or any documents incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you or representations that others may make. You should not assume that the information contained in this prospectus, or the information contained in any document incorporated by reference in this prospectus, is accurate as of any date other than the date of each such document, unless the information specifically indicates that another date applies.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make the offer or solicitation in such jurisdiction.

ii

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. They are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances, including trade conflicts and tariffs; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics, pandemics, and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and cybersecurity breaches; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause future results or circumstances to differ materially from adjusted projections, estimates or other forward-looking statements.

Linde plc assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in Linde plc’s Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 25, 2026, Form 10-Q for the fiscal quarter ended March 31, 2026 filed with the SEC on May 1, 2026 and in subsequent filings with the SEC, which should be reviewed carefully. Please consider Linde plc’s forward-looking statements in light of those risks.

iii

SUMMARY

Linde plc

Linde plc is an incorporated public limited company formed under the laws of Ireland with its principal offices in the United Kingdom and United States. Linde plc’s registered office is in Ireland and it is a tax resident in the United Kingdom.

Linde is the largest industrial gas company worldwide and is a major technological innovator in the industrial gases industry. Its primary products in its industrial gases business are atmospheric gases (oxygen, nitrogen, argon, and rare gases) and process gases (hydrogen, helium, carbon dioxide, carbon monoxide, electronic gases, specialty gases, and acetylene). The Company also designs and builds equipment that produces industrial gases and offers customers a wide range of gas production and processing services such as olefin plants, natural gas plants, air separation plants, hydrogen and synthesis gas plants, and other types of plants.

Linde serves a diverse group of industries including healthcare, chemicals and energy, manufacturing, metals and mining, food and beverage, and electronics.

Linde plc may offer debt securities, preferred shares, depositary shares and ordinary shares under this prospectus, and debt securities exchangeable for or convertible into preferred shares, ordinary shares or other debt securities. Debt securities of Linde plc may be guaranteed by Linde Inc. and/or Linde GmbH. Linde plc may provide guarantees of debt securities offered by its wholly owned indirect subsidiary Linde Inc. under this prospectus.

Linde plc has filed a base prospectus with the Luxembourg Stock Exchange for a €25.0 billion debt issuance program, under which Linde plc may offer debt securities. Linde Inc. and Linde GmbH have provided to Linde plc upstream guarantees in relation to debt securities of Linde plc offered under the European debt program.

The Company’s principal offices are located at Forge, 43 Church Street West, in Woking, Surrey, United Kingdom GU21 6HT, and 10 Riverview Drive, Danbury, Connecticut 06810, United States, and the telephone numbers of the Company’s principal offices are +44 1483 242200 and +1 (203) 837-2000, respectively.

Linde Inc.

Linde Inc. is a corporation formed under the laws of the State of Delaware and is a wholly owned indirect subsidiary of Linde plc.

Linde Inc. may offer debt securities under this prospectus. Debt securities of Linde Inc. will be guaranteed by Linde plc, and such guarantees by Linde plc may be guaranteed by Linde GmbH. Linde Inc. may also provide guarantees of debt securities offered by Linde plc under this prospectus.

Separately, Linde Inc. has provided to Linde plc upstream guarantees under the European debt program as described above under “—Linde plc.”

As of December 31, 2025, Linde Inc. had approximately $2.4 billion of notes outstanding under (i) the indenture dated as of July 15, 1992 (the “1992 Indenture” and such notes, the “1992 Indenture Linde Inc. notes”) between Linde Inc. (formerly Praxair, Inc.) and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) and (ii) the indenture dated as of August 10, 2020 (the “2020 Indenture” and such notes, the “2020 Indenture Linde Inc. notes” and together with the 1992 Indenture Linde Inc. notes, the “existing Linde Inc. notes”) among Linde Inc. (formerly Praxair, Inc.), Linde plc and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association). In September 2019, Linde Inc., Linde plc, Linde GmbH and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) entered into a supplemental indenture to the 1992 Indenture (the “2019 supplemental indenture”), pursuant to which Linde plc provided downstream guarantees of all of the 1992 Indenture Linde Inc. notes, and Linde GmbH provided upstream guarantees of Linde plc’s downstream guarantees. Linde plc provided downstream guarantees of all of the 2020 Indenture Linde Inc. notes, and Linde GmbH has provided upstream guarantees of Linde plc’s downstream guarantees. There are certain limitations under German law on the enforceability of Linde GmbH’s existing upstream guarantees, which are the same as those that would apply to Linde GmbH’s upstream guarantees provided under this prospectus, as described under “Description of Debt Securities—Guarantees—Limitations on Enforceability.” In addition, Linde GmbH’s existing upstream guarantees of Linde plc’s downstream guarantees may be released under the same circumstance as Linde GmbH’s upstream guarantees of Linde plc’s downstream guarantees provided under this prospectus, as described under “Description of Debt Securities—Guarantees—Release Under Certain Circumstances.”

Linde GmbH

Linde GmbH is a German limited liability company (Gesellschaft mit beschränkter Haftung) and a wholly owned indirect subsidiary of Linde plc.

Linde GmbH may provide (i) guarantees of debt securities offered by Linde plc under this prospectus and (ii) upstream guarantees of downstream guarantees provided by Linde plc of debt securities of Linde Inc. offered under this prospectus.

As of December 31, 2025, Linde GmbH guarantees (i) Linde plc’s downstream guarantees of the existing Linde Inc. notes and (ii) the existing notes of Linde Finance.

Linde GmbH has provided guarantees under the European debt program as described above under “—Linde plc.”

Debt Securities and Guarantee Structure

As a result of the guarantee structure described below, debt securities of Linde plc and Linde Inc., in each case whether issued before or under this prospectus, or, in the case of Linde plc, the European debt program, will rank pari passu in right of payment.

The following simplified structure chart illustrates the guarantee structure (with outstanding amounts as of December 31, 2025):

Linde plc
(NYSE: LIN)
• Borrower under $5,000MM revolving credit facility
• Borrower under $1,500MM 364-day revolving credit facility (1)
• Notes under European debt issuance program
• Notes under US Shelf Registration Statement
Upstream guarantees of Parent debt and of Parent's downstream guarantees of debt of Linde GmbH and Linde Finance
Upstream guarantees of Parent debt and of Parent's downstream guarantees of debt of Linde Inc. and Linde Finance
Parent downstream guarantees of subsidiary debt
Linde Inc.
(Delaware)
• Borrower under $5,000MM revolving credit facility
• Borrower under $1,500MM 364-day revolving credit facility (1)
• $1.4 Billion notes outstanding under the 1992 Indenture
• $1.0 Billion notes outstanding under the 2020 Indenture
• Notes under US Shelf Registration Statement
Linde GmbH
(Germany)
• Borrower under $5,000MM revolving credit facility
• Borrower under $1,500MM 364-day revolving credit facility (1)
Guarantee
Linde Finance B.V.
(Netherlands)
• Borrower under $5,000MM revolving credit facility
• Borrower under $1,500MM 364-day revolving credit facility (1)
• €2.6 Billion outstanding notes (2)

1. The commitments under the 364-day revolving credit facility terminate on December 2, 2026. If, on such date, any revolving loans are outstanding under this facility, the applicable borrower has the option to convert such revolving loans to term loans that would mature one year after the conversion.
2. Linde Finance acts as a finance company for the benefit of the Linde Group. As of December 31, 2025, Linde Finance had approximately €2.6 billion of notes outstanding, which are guaranteed by Linde GmbH (the "existing Linde Finance notes"). Linde Finance also is a borrower under each of the Company's Five-Year Revolving Credit Agreement and 364-Day Credit Agreement. In September 2019, Linde plc provided downstream guarantees of all of the existing Linde Finance notes, and Linde Inc. provided upstream guarantees of Linde plc's downstream guarantees. Linde Inc.'s existing upstream guarantees of Linde plc's downstream guarantees may be released under the same circumstance as Linde Inc.'s upstream guarantees of Linde plc's downstream guarantees provided under this prospectus, as described under "Description of Debt Securities—Guarantees—Release Under Certain Circumstances." Linde Finance is not an issuer of debt securities under this prospectus.

RISK FACTORS

Our business is subject to risks and uncertainties. Such risks and uncertainties are described in Item 1A (Risk Factors) in the Annual Report on Form 10-K for the year ended December 31, 2025 filed by Linde plc with the SEC, as updated by Linde plc’s SEC filings filed after such Annual Report, which should be reviewed carefully. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial.

An investment in our securities involves risks. Risks related to securities offered by a prospectus supplement will be described in such prospectus supplement.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, the applicable issuers of the securities offered under this prospectus will use the net proceeds from the sale or sales of such securities for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, repurchases or redemptions of ordinary shares of Linde plc, working capital, capital expenditures and acquisitions. Prior to their application, the proceeds may be invested in short-term investments.

DESCRIPTION OF ORDINARY SHARES

Linde plc may offer its ordinary shares under this prospectus. Certain terms of Linde plc’s ordinary shares are described in Exhibit 4.3 to Linde plc’s Form 8-K filed with the SEC on March 1, 2023, which is incorporated by reference herein.

DESCRIPTION OF PREFERRED SHARES

Linde plc may offer its preferred shares under this prospectus. Certain terms of Linde plc’s preferred shares are described in Exhibit 4.3 to Linde plc’s Form 8-K filed with the SEC on March 1, 2023, which is incorporated by reference herein. We will set forth in the applicable prospectus supplement a description of the additional terms of preferred shares that may be offered under this prospectus.

DESCRIPTION OF DEPOSITARY SHARES

Linde plc may issue preferred shares either separately or represented by depositary shares. Linde plc may also, at its option, elect to offer fractional interests of preferred shares. If Linde plc exercises this option, it will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred shares, to be described in an applicable prospectus supplement.

The class or series of preferred shares represented by depositary shares will be deposited under a deposit agreement between Linde plc and a bank or trust company selected by Linde plc. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred share or fraction of a preferred share represented by the depositary share, to all of the rights and preferences, if any, of the preferred share represented by such depositary share, including any dividend, voting, redemption, conversion, exchange and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

The prospectus supplement relating to any depositary shares being offered will include specific terms relating to the offering.

Linde plc will include a copy of the form of deposit agreement, including the form of depositary receipt, and any other instrument establishing the terms of any depositary shares it offers as exhibits to a filing it will make with the SEC in connection with that offering.

DESCRIPTION OF WARRANTS

Linde plc may issue warrants to purchase its equity securities. Linde plc or Linde Inc. may issue warrants to purchase its debt securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other warrants or equity or debt securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between the applicable issuer and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS

Linde plc may issue purchase contracts for the purchase or sale of its equity securities. Linde plc or Linde Inc. may issue purchase contracts for the purchase or sale of its debt securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

Linde plc or Linde Inc. may issue purchase contracts obligating holders to purchase from it, and obligating the applicable issuer to sell to holders, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. Alternatively, an issuer may issue purchase contracts obligating it to purchase from holders, and obligating holders to sell to the issuer, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. The issuer may satisfy its obligations, if any, with respect to any purchase contract by delivering the subject securities or by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require the issuer to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

Units comprising two or more securities described in this prospectus in any combination may be offered. The particular terms of the units will be described in the applicable prospectus supplement, including, to the extent applicable, the designation and terms of the units and the securities comprising the units.

DESCRIPTION OF DEBT SECURITIES

General

Each of Linde plc and Linde Inc. may offer its debt securities (the “Debt Securities”) under this prospectus.

Capitalized terms in this “Description of Debt Securities” section have the meanings given to them under “—Certain Definitions” or elsewhere in this “Description of Debt Securities” section.

Each Issuer’s Debt Securities will be issued under one or more Indentures to be entered into between such Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee, or another trustee selected by the Issuer and appointed under an Indenture or a supplemental indenture. Each Indenture will be governed by the Trust Indenture Act. The form of each Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus.

The statements in this “Description of Debt Securities” section are summaries of certain provisions to be contained in the applicable Indenture, do not purport to be complete and are qualified in their entirety by reference to the applicable Indenture, including the definitions therein of certain terms. Capitalized terms used herein and not defined shall have the meanings to be assigned to them in the related Indenture. The particular terms of the Debt Securities and any variations from such general provisions applicable to any series of Debt Securities will be set forth in the prospectus supplement applicable to such series.

No Indenture will limit the amount of Debt Securities that can be issued thereunder, and each will provide that the Debt Securities may be issued in series up to the aggregate principal amount which may be authorized from time to time by the applicable Issuer. Unless otherwise provided, a series may be reopened for issuance of additional Debt Securities of such series.

Debt securities may be issued either separately, or together with, or upon the conversion of, or in exchange for, other securities, from time to time in one or more series, under the applicable Indenture.

Guarantees

Unless the prospectus supplement specifies otherwise:

•	Debt Securities offered by Linde plc will be guaranteed by Linde Inc. and Linde GmbH; and

•	Debt Securities offered by Linde Inc. will be guaranteed by Linde plc, and Linde plc’s downstream guarantee of Linde Inc.’s Debt Securities will be guaranteed by Linde GmbH.

The guarantee structure for Debt Securities of Linde Inc. is intended to generally align with that of the existing Linde Inc. notes. By virtue of these guarantee structures, unless the prospectus supplement specifies otherwise, Debt Securities of Linde plc and Linde Inc. offered under this prospectus will be pari passu in right of payment with each other and with the existing Linde Inc. notes, any Linde plc notes issued under the European debt program and the existing Linde Finance notes. See “The Company—Linde Inc.”

The guarantees of Debt Securities will guarantee (i) the due and punctual payment of the principal of, premium, if any, and interest on the Debt Securities issued by the applicable Issuer, when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise and (ii) all other obligations of the applicable Issuer to the holders of such Debt Securities or the trustee under the indenture. The Guarantees will provide that in the event of a default in payment on a Debt Security, the holder of the Debt Security may institute legal proceedings directly against any Guarantor thereof to enforce the Guarantee without first proceeding against the applicable Issuer.

Each Guarantee will be full and unconditional, subject only to limitations on enforceability as required by applicable law.

Limitations on Enforceability

Each Guarantee will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of applicable law. Each Guarantee is limited further by the laws of the country in which the Guarantor is organized, which laws include, but are not limited to, corporate benefit, the regulation of distributions of assets and the maximum amount that may be payable by a Guarantor. Furthermore, each Guarantee does not apply to the extent that it would result in such Guarantee’s constituting unlawful financial assistance or misuse of corporate assets under the applicable laws of the country in which the Guarantor is organized. By virtue of these limitations and restrictions, a Guarantor’s obligation under its Guarantee could be significantly less than amounts payable with respect to the Debt Securities, or a Guarantor may have effectively no obligation under its Guarantee. See also “Limitations on Validity and Enforcement of the Guarantees and Certain Insolvency Law Considerations.”

Linde GmbH is organized in the form of a German limited liability company (Gesellschaft mit beschränkter Haftung). Under German law, a limited liability company may refuse to make any payments under its Guarantee to the extent any such payment would result in a violation of Sections 30 et seq. of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung) (or a successor provision of such law or comparable provision under any successor law) or would otherwise lead to personal liability of its managing directors (Geschäftsführer) under Section 43(3) of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung) (or a successor provision of such law or comparable provision under any successor law).

Linde GmbH will covenant to use all commercially reasonable efforts to maximize the amount payable under its Guarantee to the extent permitted by applicable German law.

Release Under Certain Circumstances

Each Guarantor of any series of Debt Securities (or of any guarantee of such guarantee) will be released from all of its obligations under its Guarantee upon legal defeasance or covenant defeasance of such series of Debt Securities in accordance with the applicable Indenture or upon satisfaction and discharge of such series of Debt Securities or the applicable Indenture.

Linde GmbH will be automatically released from all of its obligations under its Guarantees provided under this prospectus if and when (i) it has been, is or will be, substantially concurrently released from all of its guarantee obligations (including guarantees of guarantees) with respect to Funded Debt of Linde plc and Linde Inc. and/or (ii) Linde GmbH is no longer a subsidiary of Linde plc.

Linde Inc. will be automatically released from all of its obligations under its Guarantees provided under this prospectus if and when (i) (x) it has been, is or will be, substantially concurrently released from all of its guarantee obligations (including guarantees of guarantees) with respect to Funded Debt of Linde plc and (y) the aggregate outstanding principal amount of Funded Debt of Linde Inc. is not greater than $100.0 million or (ii) Linde Inc. is no longer a subsidiary of Linde plc.

Ranking

The Debt Securities will be unsecured general obligations of the Issuer thereof and will rank equal in right of payment with other unsecured and unsubordinated debt of such Issuer. The Guarantees will be unsecured general obligations of the applicable Guarantor and will rank equal in right of payment with other unsecured and unsubordinated debt of such Guarantor.

The Debt Securities and the Guarantees will be effectively subordinated to any secured indebtedness of the applicable Issuer or Guarantor to the extent of the value of the assets securing such indebtedness.

The Debt Securities will be obligations exclusively of the applicable Issuer and the Guarantors thereof. Subsidiaries of an Issuer (other than Linde Inc. and Linde GmbH, if they are Guarantors) have no obligation to pay any amounts due on the Debt Securities or, subject to existing or future contractual obligations between an Issuer and its subsidiaries, to provide the Issuer with funds for its payment obligations, whether by dividends, distributions, loans or other payments. An Issuer’s right to receive any assets of any of its subsidiaries upon liquidation or reorganization, and, as a result, the right of the holders of the Debt Securities to such assets or the proceeds thereof, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors and preferred shareholders, if any.

Payment of Additional Amounts

Unless the applicable prospectus supplement provides otherwise, the following provisions will apply to Debt Securities issued by Linde plc:

Any payment of principal, premium (if any) or interest on a Debt Security or any Guarantee thereof shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, assessments or similar governmental charges (collectively, “Taxes”) imposed or levied by or on behalf of any jurisdiction in which the Issuer or any Guarantor is organized or resident for tax purposes (or any jurisdiction through which a paying agent of the Issuer makes payments on the Debt Security or any Guarantee thereof), or any governmental authority or political subdivision thereof or therein having the power to tax (each, a “Relevant Jurisdiction”), unless such withholding or deduction is required by applicable law.

In the event that any such withholding or deduction of Taxes imposed or levied by or on behalf of any Relevant Jurisdiction is required by applicable law in respect of any payment of principal, premium (if any) or interest on a Debt Security or any Guarantee thereof, subject to exceptions and limitations set forth below, the Issuer or applicable Guarantor (each, a “Payor”) will pay such additional amounts (“Additional Amounts”) as are necessary in order that the net payment to a holder, after withholding or deduction for or on account of such Taxes (including any such withholding or deduction in respect of Additional Amounts), will equal the amount which would have been received by such holder in respect of such payment in the absence of such withholding or deduction; provided that the foregoing obligation to pay Additional Amounts shall not apply:

(1) to any Tax to the extent such Tax is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds such Debt Security), or a fiduciary, settlor, beneficiary, partner, member or shareholder of the holder if the holder is an estate, nominee, trust, partnership, limited liability company or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a) being or having been engaged in a trade or business in the Relevant Jurisdiction or having or having had a permanent establishment in the Relevant Jurisdiction;

(b) having or having had any other current or former connection with the Relevant Jurisdiction (other than a connection arising solely as a result of the ownership of the Debt Security, or the receipt of any payment or the enforcement of any rights thereunder or under any Guarantee thereof), including being or having been a citizen or resident of, or physically present in, the Relevant Jurisdiction;

(c) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

(d) being or having been a “10-percent shareholder” of the Issuer as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or any amended or successor provision; or

(e) being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(2) to any holder that is not the sole beneficial owner of the Debt Security, or a portion of the Debt Security, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner, partner or member of the partnership or limited liability company would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner, partner or member received directly its beneficial or distributive share of the payment;

(3) to any Tax to the extent such Tax would not have been imposed but for the failure of the holder, beneficial owner or any other person to comply with any certification, identification or other information reporting requirements concerning the nationality, residence, identity or connection with any Relevant Jurisdiction of the holder or beneficial owner of the Debt Security, if compliance is required by applicable statute, regulation, administrative guidance or income tax treaty as a precondition to exemption from, or reduction of, such Tax;

(4) to any Tax that is imposed otherwise than by withholding from any payment of principal, premium (if any) or interest on the Debt Security or any Guarantee thereof;

(5) to any estate, inheritance, gift, sales, value added, excise, transfer, wealth, net worth, gains, personal property or similar Taxes;

(6) to any withholding or deduction required to be made pursuant to any European Union directive on the taxation of savings, or any similar directive of any jurisdiction outside of the European Union, or any law implementing or complying with, or introduced in order to conform to any such directive;

(7) to any Tax required to be withheld by any paying agent from any payment of principal, premium (if any) or interest on the Debt Security or any Guarantee thereof, if such payment can be made without such withholding by at least one other paying agent;

(8) to any Tax to the extent such Tax would not have been imposed but for the presentation by the holder or beneficial owner of any Debt Security, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(9) to any Tax imposed under Sections 1471 through 1474 of the Code, any current or future regulations or other official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code (or any amended or successor provisions) or any intergovernmental agreements, treaties, conventions or similar agreements (and any related laws, regulations or administrative guidance) entered into in connection with the implementation of the foregoing;

(10) to any Tax imposed pursuant to Section 871(h)(6) or 881(c)(6) of the Code (or any amended or successor provisions);

(11) to any Irish Tax withheld or deducted in respect of interest payments made by the Issuer or any Guarantor to any “associated entity” (for the purposes of Chapter 5 of Part 33 of the Irish Taxes Consolidation Act 1997, as amended from time to time);

(12) to any U.S. federal backup withholding imposed pursuant to Section 3406 of the Code (or any amended or successor provisions) or any similar provision of state, local or non-U.S. law; or

(13) in the case of any combination of items in the clauses above.

Except as specifically provided under this heading “—Payment of Additional Amounts,” the Issuer will not be required to make any payment for any Tax imposed by any government or any political subdivision or taxing authority of or in any government or political subdivision.

Neither the trustee nor any paying agent shall be responsible for determining whether and how much Additional Amounts are due and shall exclusively rely on our certification as to the foregoing.

Redemption Upon Tax Event

Unless the applicable prospectus supplement provides otherwise, the following provisions will apply to any series of Debt Securities issued by Linde plc:

If, as a result of any change in, or amendment to, any laws (which includes, for the avoidance of doubt, any treaties), or any regulations or rulings promulgated thereunder, of any Relevant Jurisdiction, or any change in, or amendment to, any official position regarding the application, administration or interpretation of any such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced and becomes effective on or after the date of the issuance of such series of Debt Securities, the Issuer or any Guarantor becomes or will become, based upon a written opinion of independent counsel selected by the Issuer, obligated to pay any Additional Amounts with respect to such series of Debt Securities, then the Issuer may at any time thereafter at its option redeem, in whole but not in part, such series of Debt Securities on not less than 10 nor more than 60 days’ prior notice given by the Issuer to the holders, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on such series of Debt Securities to, but not including, the date fixed for redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that the notice of redemption shall not be given earlier than 90 days before the earliest date on which the Issuer or any Guarantor would be obligated to pay any such Additional Amounts if a payment in respect of such series of Debt Securities were then due.

Redemption

The applicable prospectus supplement will set forth the terms of optional and/or mandatory redemption of the Debt Securities offered thereunder.

In addition to any right of optional redemption, the applicable Issuer may at any time and from time to time purchase Debt Securities in open market transactions, tender offers or otherwise.

No Debt Securities of $2,000 principal amount or less (€100,000 or less if denominated in Euros) may be redeemed in part. Notice of redemption will be provided to each holder of any Debt Securities to be redeemed in accordance with customary procedures (with a copy to the applicable trustee) at least 10 but not more than 60 days before the applicable redemption date, except that redemption notices may be provided more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Debt Securities or a satisfaction and discharge of the applicable Indenture or series of Debt Securities. Notice of redemption of Debt Securities to be redeemed at the election of the applicable Issuer shall be given by such Issuer or, at such Issuer’s request, by the applicable trustee in the name and at the expense of such Issuer.

If any Debt Security is to be redeemed in part only, the notice of redemption that relates to that Debt Security will state the portion of the principal amount of that Debt Security that is to be redeemed. The outstanding Debt Securities to be redeemed will be selected in accordance with a method that complies with the requirements, if any, of any stock exchange on which the Debt Securities are listed, and the applicable procedures of the depositary, if the Debt Securities are held by any depositary; provided that with respect to any Debt Securities not listed on any stock exchange and/or held by a depositary, the applicable trustee will select such Debt Securities by lot. A new Debt Security in principal amount equal to the unredeemed portion of the original Debt Security will be issued in the name of the holder of any Debt Security being redeemed in part upon surrender for cancellation of the original Debt Security. Debt Securities called for redemption become due on the date fixed for redemption and at the redemption price as set forth in the notice of redemption. On and after the applicable redemption date, interest will cease to accrue on a Debt Security or portions of a Debt Security called for redemption, unless the Issuer thereof defaults in the payment of the redemption price.

Payments

If the maturity date of any Debt Security falls on a day that is not a business day, the related payment of principal and interest will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day. If any payment date (including any date set by the Issuer as the date for redemption of a Debt Security) would otherwise be a day that is not a business day, the related payment will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day. The term “business day” with respect to any Debt Security will have the meaning set forth in such Debt Security or the resolution or supplemental indenture establishing the terms of such Debt Security.

Covenants

Unless the applicable prospectus supplement otherwise provides, each Indenture will contain the covenants summarized below (to the extent applicable to such Indenture), which will be applicable so long as any of the Debt Securities issued thereunder are outstanding:

Limitation on Liens

The Company will not, and will not permit any Material Subsidiary to, create, assume or suffer to exist any Lien (a “Triggering Lien”) securing Debt on any Restricted Property, unless all payments of principal and interest on the Debt Securities (and, in the case of Liens on Restricted Property of any Guarantor, under the Guarantee of such Guarantor), together with, if the Company shall determine, any other Debt of an Obligor then existing or thereafter created, are expressly secured equally and ratably with (or prior to) the Debt so secured until such time as such Debt is no longer secured by a Triggering Lien.

The foregoing requirement shall not apply to any of the following:

(a) Liens existing on the date of the Indenture;

(b) any Lien existing on any asset of any Person at the time such Person becomes (or merges or combines with) a Material Subsidiary and not created in contemplation of such event;

(c) any Lien on any asset (and improvements thereto and proceeds thereof) securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided that such Lien attaches to such asset concurrently with or within one year after the acquisition thereof;

(d) any Lien on any improvements constructed on any property of the Company or any such Material Subsidiary and any theretofore unimproved real property on which such improvements are located securing Debt incurred for the purpose of financing all or any part of the cost of constructing such improvements; provided that such Lien attaches to such improvements within one year after the later of (i) completion of construction of such improvements and (ii) commencement of full operation of such improvements;

(e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Material Subsidiary and not created in contemplation of such acquisition;

(f) Liens on property of the Company or a Material Subsidiary in favor of any Governmental Authority to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens;

(g) Liens resulting from judgments that have been stayed or bonded or not exceeding $500,000,000;

(h) Liens on property of any Material Subsidiary in favor of the Company and/or one or more Material Subsidiaries;

(i) any Lien created or subsisting in order to comply with Section 8a of the German Partial Retirement Act (Altersteilzeitgesetz) or pursuant to Section 7e of the German Social Law Act No. 4 (Sozialgesetzbuch IV);

(j) any Lien entered into by the Company or any Material Subsidiary in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances and any Lien arising under the general terms and conditions of banks or Sparkassen (Allgemeine Geschäftsbedingungen der Banken oder Sparkassen) with whom the Company or the relevant Material Subsidiary maintains a banking relationship in the ordinary course of business;

(k) Liens for taxes, assessments or similar governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as is required in conformity with applicable accounting principles has been made therefor;

(l) Liens not otherwise permitted by the foregoing clauses of this paragraph securing Debt in an aggregate principal amount at any time outstanding not to exceed the greater of (x) 15% of Consolidated Net Tangible Assets (measured at the time of incurrence of such Debt) and (y) $7,500,000,000; and

(m) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this paragraph (other than clause (l) above); provided that such Debt is not increased and is not secured by any additional assets other than improvements thereon and proceeds thereof.

For purposes of determining compliance with this “Limitation on Liens” covenant, whether a Lien securing an item of Debt is permitted need not be determined solely by reference to the first paragraph of this covenant or to one of the clauses (a) through (m) above (or portion thereof) but may be permitted in part under any combination thereof.

With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms or in the form of common equity of the Issuer, the payment of dividends on preferred shares in the form of additional preferred shares of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt described in the definition of “Debt.”

Merger, Consolidation or Sale of All or Substantially All Assets

(a) The following covenant will apply to Debt Securities issued or guaranteed by Linde plc:

The Company will not consolidate with or merge or amalgamate into, or transfer all or substantially all of its assets to, any Person, unless (i) the Surviving Person (if not the Company) (x) is organized under the laws of a Permitted Jurisdiction and (y) assumes by supplemental indenture all the obligations of the Company under the Indenture and the Debt Securities issued under the Indenture (if the Company is the Issuer) or the Guarantees of the Company of the Debt Securities issued under the Indenture (if the Company is a Guarantor); and (ii) immediately after the transaction no Event of Default has occurred and is continuing.

The Surviving Person will be substituted for the Company under (i) the Indenture, (ii) the Debt Securities issued by the Company and (iii) Guarantees issued by the Company, and thereafter all obligations of the Company under the Indenture, the Debt Securities issued by the Company and Guarantees issued by the Company shall terminate.

(b) The following covenant will apply only to Debt Securities issued by Linde Inc.:

The Issuer will not consolidate with or merge or amalgamate into, or transfer all or substantially all of its assets to, any Person, unless (i) the Surviving Person (if not the Issuer) is organized under the laws of a Permitted

Jurisdiction and assumes by supplemental indenture all the obligations of the Issuer under the applicable Indenture and the Debt Securities issued under such Indenture; provided that, if such jurisdiction of organization is not the United States, any state thereof or the District of Columbia, such supplemental indenture will also contain provisions substantially similar to those described under “—Payment of Additional Amounts” and “—Redemption Upon Tax Event,” with such changes thereto as the Issuer deems reasonably necessary or appropriate given the jurisdiction of organization of the Issuer following the transaction; and (ii) immediately after the transaction no Event of Default has occurred and is continuing.

The Surviving Person will be substituted for the Issuer under the Indenture and the Debt Securities issued by the Issuer, and thereafter all obligations of the Issuer under the Indenture and the Debt Securities issued by the Issuer shall terminate.

(c) The following covenant will apply only to Debt Securities (or Guarantees thereof) guaranteed by Linde Inc.:

The Guarantor will not consolidate with or merge or amalgamate into, or transfer all or substantially all of its assets to, any Person, unless the Surviving Person (if not the Guarantor or the Issuer) assumes by supplemental indenture all the obligations of the Guarantor in respect of the Guarantees of Debt Securities (or guarantees thereof) issued under the Indenture. In addition, the Guarantee of Linde Inc. will be released in accordance with the provisions described under “—Guarantees—Release Under Certain Circumstances”.

The Surviving Person will be substituted for the Guarantor in respect of Guarantees issued by the Guarantor, and thereafter all obligations of the Guarantor in respect of Guarantees issued by the Guarantor shall terminate.

(d) The following covenant will apply only to Debt Securities (or Guarantees thereof) guaranteed by Linde GmbH:

The Guarantor will not consolidate with or merge or amalgamate into, or transfer all or substantially all of its assets to, any Person, unless the Surviving Person (if not the Guarantor or the Issuer) assumes by supplemental indenture all the obligations of the Guarantor in respect of the Guarantees of Debt Securities (or guarantees thereof) issued under the Indenture. In addition, the Guarantee of Linde GmbH will be released in accordance with the provisions described under “—Guarantees—Release Under Certain Circumstances”.

The Surviving Person will be substituted for the Guarantor in respect of Guarantees issued by the Guarantor, and thereafter all obligations of the Guarantor in respect of Guarantees issued by the Guarantor shall terminate.

In each case, the applicable Issuer or Guarantor shall deliver to the trustee under the applicable indenture an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, amalgamation or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the indenture and all conditions precedent provided for in the indenture relating to such transaction have been complied with.

Reporting

The Company shall deliver to the trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports (or such portions of the foregoing as the SEC may prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any other Obligor on Debt Securities shall do likewise as to the above items which it is required to file with the SEC pursuant to those Sections of the Exchange Act. Filing on EDGAR or successor system that is publicly available on the Internet shall be deemed to constitute delivery to the trustee.

Delivery of any such reports, information, notifications and documents to the trustee will be for informational purposes only and the trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the applicable Indenture (as to which the trustee is entitled to rely exclusively on certificates of certain officers, managers, directors or authorized signatories of the Company). The trustee shall not have any liability or responsibility for the filing, posting, timeliness or content of any such report or information.

Defaults and Remedies

An “Event of Default” with respect to any series of Debt Securities will occur if:

(1) the Issuer defaults in any payment of interest on any Debt Securities of the series when the same becomes due and payable and the default continues for a period of 30 days;

(2) the Issuer defaults in the payment of the principal of any Debt Securities of the series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise;

(3) the Issuer defaults in the performance of any of its other agreements applicable to the series and the default continues for 90 days after the notice specified below;

(4) the Issuer or any Guarantor with respect to such Debt Securities pursuant to or within the meaning of any Bankruptcy Law:

•	commences a voluntary case,

•	consents to the entry of an order for relief against it in an involuntary case,

•	consents to the appointment of a Custodian for it or for all or substantially all of its property, or

•	makes a general assignment for the benefit of its creditors;

(5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•	is for relief against the Issuer or any Guarantor with respect to such Debt Securities in an involuntary case,

•	appoints a Custodian for the Issuer or any Guarantor with respect to such Debt Securities for all or substantially all of its respective property, or

•	orders the liquidation of the Issuer or any Guarantor with respect to such Debt Securities;

and the order or decree remains unstayed and in effect for 60 days; or

(6) any other Event of Default provided for in the series.

A default under clause (3) is not an Event of Default with respect to any series of Debt Securities until the applicable trustee or the holders of at least 25% in principal amount of such series give written notice in accordance with the applicable Indenture to the Issuer (and the applicable trustee if notice is given by the holders) of the default and the default is not cured within the time specified after receipt of the notice.

If an Event of Default occurs and is continuing on a series, the applicable trustee by written notice to the Issuer, or the holders of at least 25% in principal amount of the series by written notice to the Issuer and the applicable trustee, may declare the principal of and accrued interest on all the Debt Securities of the series to be due and payable immediately. In the case of a Debt Security that is issued to investors at a price of less than the stated principal amount, the amount due upon acceleration may be reduced by the portion of the stated principal amount that is determined to constitute unearned interest.

The holders of a majority in principal amount of the series by written notice to the applicable trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

If an Event of Default occurs and is continuing on a series, the applicable trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest then due on the series, to enforce the performance of any provision applicable to the series, or otherwise to protect the rights of the applicable trustee and holders of the series.

If a default occurs and is continuing on a series and if it is actually known to the applicable trustee through the applicable trustee’s receipt of a written notice of such default, such trustee shall send a notice of the default within 90 days after it occurs to holders of registered Debt Securities of the series. Except in the case of a default in payment on a series, the applicable trustee may withhold the notice if and so long as the applicable trustee in good faith determines that withholding the notice is in the interest of holders of the series. The applicable trustee shall withhold notice of a default described in clause (3) of the first paragraph of this “Defaults and Remedies” section until at least 90 days after it occurs.

Unless the resolution or supplemental indenture establishing the terms of a series otherwise provides, the holders of a majority in principal amount of a series by written notice to the applicable trustee may waive an existing default on the series and its consequences except (1) a default in the payment of the principal of or interest on the series, or (2) a default in respect of a provision that under the applicable Indenture cannot be amended without the consent of each holder affected.

Each Indenture will provide that in case an Event of Default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The holders of a majority in principal amount of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred on the applicable trustee, with respect to the series. The trustee will be under no obligation and may refuse to perform any duty or exercise any right or power under an Indenture at the request of any holder, unless such holder has provided to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense if requested by such trustee. The applicable trustee may refuse to follow any direction that conflicts with law or the applicable Indenture.

A holder of a series may pursue a remedy with respect to the series only if:

(1) the holder gives to the applicable trustee written notice of a continuing Event of Default on the series;

(2) the holders of at least 25% in principal amount of the Debt Securities of such series then outstanding make a written request to the applicable trustee to pursue the remedy;

(3) such holder or holders provide to the applicable trustee indemnity or security satisfactory to such trustee against any loss, liability or expense if requested by such trustee;

(4) the applicable trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity or security; and

(5) during such 60-day period the holders of a majority in principal amount of the Debt Securities of such series then outstanding do not give the applicable trustee a direction inconsistent with such request.

A holder may not use the applicable Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

No Indenture will have cross-default provisions. Thus, a default by the Company or a Subsidiary on any other debt would not constitute an Event of Default.

Amendments and Waivers

Unless the resolution or supplemental indenture establishing the terms of a series otherwise provides, the applicable Indenture and the Debt Securities of such series may be amended, and any default may be waived as follows: The Debt Securities and the applicable Indenture may be amended with the written consent of the holders of a majority in principal amount of the outstanding Debt Securities of all series affected voting as one class. A default on a series may be waived with the consent of the holders of a majority in principal amount of the Debt Securities of the series. However, without the consent of each holder affected, no amendment or waiver may:

(1) reduce the amount of Debt Securities whose holders must consent to an amendment or waiver;

(2) reduce the interest on or change the time for payment of interest on any Debt Security;

(3) change the fixed maturity of any Debt Security;

(4) reduce the principal of any Debt Security;

(5) change the currency in which principal or interest on a Debt Security is payable;

(6) waive any default in payment of interest on or principal of a Debt Security; or

(7) change certain provisions of the applicable Indenture regarding waiver of past defaults and amendments with the consent of holders other than to increase the principal amount of Debt Securities required to consent.

Without notice to or the consent of any holder, the applicable Issuer, Guarantors and trustee may amend or supplement the Indenture and the Debt Securities:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to provide for assumption by a Surviving Person of the obligations of the Issuer or a Guarantor under the Indenture or the applicable Debt Securities or Guarantees in the event of a merger or consolidation requiring such assumption;

(3) to provide that specific provisions of the applicable Indenture not apply to a series of Debt Securities not previously issued;

(4) to create a series and establish its terms;

(5) to provide for a separate or successor trustee for one or more series;

(6) to make any other change that does not materially adversely affect the rights of any holder; or

(7) to conform the Indenture or the securities of a series to the “Description of Debt Securities” section in this registration statement or similarly titled section in the prospectus supplement pursuant to which such securities are offered.

Legal Defeasance and Covenant Defeasance

Debt Securities of a series may be defeased in accordance with their terms and, unless the resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. The Issuer at any time may terminate as to a series all of its obligations (except for certain obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a Debt Security, to replace destroyed, lost or stolen Debt Securities and to maintain agencies in respect of the Debt Securities, and the rights of the applicable trustee) with respect to the Debt Securities of the series and the applicable Indenture (“legal defeasance”). The Issuer at any time may terminate its obligations with respect to the Debt Securities of any series under the covenants described under “—Covenants” (“covenant defeasance”).

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, a series may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, a series may not be accelerated by reference to the covenants described under “—Covenants.”

To exercise either option as to a series, the Issuer must deposit in trust (the “defeasance trust”) with the applicable trustee funds in an amount sufficient to pay the principal, premium, if any, and interest on the Debt Securities of the series to redemption or maturity and must comply with certain other conditions. In particular, the Issuer must deliver to the applicable trustee an opinion of tax counsel confirming that the defeasance will not result in recognition for U.S. federal income tax purposes of any gain or loss to holders of the series.

Satisfaction and Discharge

In addition to the Issuer’s rights to defease Debt Securities as described above, an Issuer may terminate all of its obligations under the applicable Indenture with respect to a series of Debt Securities, and the obligations of the Guarantors of such Debt Securities shall terminate with respect to such series, when:

•

(i) all Debt Securities of such series theretofore authenticated and delivered have been delivered to the trustee for cancellation or (ii) all such Debt Securities not theretofore delivered to the trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuer;

•

the Issuer has irrevocably deposited or caused to be deposited with the applicable trustee as trust funds in trust solely for that purpose funds in an amount sufficient to pay all of the principal of and interest on and any premium on all of the Debt Securities of such series not theretofore delivered to the trustee for cancellation, to the date of such deposit (in the case of Debt Securities that have become due and payable) or to the maturity or redemption date, as the case may be;

•	the Issuer has paid or caused to be paid all other sums payable with respect to such Debt Securities (or in the case of a discharge of the Indenture, under the Indenture) by the Issuer;

•

the Issuer has delivered irrevocable instructions to the applicable trustee to apply the deposited money toward the payment of the Debt Securities of such series at maturity or redemption, as the case may be; and

•

the Issuer has delivered to the trustee an officers’ certificate and (in the case of discharge of the Indenture prior to the stated maturity of all Debt Securities issued under the Indenture) an opinion of counsel, stating that all conditions precedent specified above relating to the satisfaction and discharge of the Indenture have been complied with.

Conversion and Exchange

The terms, if any, on which Debt Securities of any series are convertible into or exchangeable for ordinary shares of Linde plc, preferred shares of Linde plc, or other Debt Securities will be set forth in the applicable prospectus supplement. Those terms may include provisions for conversion or exchange, whether mandatory, at the option of the holders or at our option.

Trustee

Each trustee appointed under an Indenture or supplemental indenture and its affiliates may engage in financial or other transactions with one or more members of the Linde Group, including as (i) trustee or fiscal agent with respect to outstanding Debt Securities or other Debt Securities to be issued under this prospectus or otherwise and (ii) lender or agent under credit facilities or other financings.

Each Indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. Each Indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

A trustee may resign with respect to any series of Debt Securities by giving a written notice to the Issuer. The holders of a majority in aggregate principal amount of the outstanding Debt Securities issued under an Indenture may remove the trustee under such Indenture by notifying the Issuer and the trustee in writing. The Issuer may remove the trustee with respect to all or any series of Debt Securities for any or no reason, including if:

•

the trustee has or acquires a “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, and fails to comply with the provisions of Section 310(b) of the Trust Indenture Act, or otherwise fails to comply with the eligibility requirements provided in the Indenture and fails to resign after written request therefor by the Issuer in accordance with the Indenture;

•	the trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the trustee under any bankruptcy law;

•	a custodian or public officer takes charge of the trustee or its property; or

•	the trustee becomes incapable of acting.

If the trustee resigns or is removed or if a vacancy exists in the office of trustee with respect to the Debt Securities (or Debt Securities of any series) under an Indenture for any reason, the Issuer shall promptly appoint a successor trustee for such Indenture (or with respect to the applicable series).

A resignation or removal of the trustee and appointment of a successor trustee shall become effective only upon the successor trustee’s acceptance of the appointment as provided in the applicable Indenture.

Each trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

In no event will a trustee be liable for special, indirect, exemplary, incidental, punitive or consequential or other similar loss or damage (including lost profits) under an Indenture.

As of the date of this prospectus, The Bank of New York Mellon, an affiliate of The Bank of New York Mellon Trust Company, N.A., is a lender under credit facilities for the Company and certain of its subsidiaries and has received customary compensation in connection with such credit facilities.

Governing Law

The Indenture, the Debt Securities and the Guarantees will be governed by and construed in accordance with the laws of the State of New York, United States.

Waiver of Jury Trial

The Issuer, the Guarantors and the trustee, and each holder of a Debt Security by its acceptance thereof, will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the applicable Indenture, such Debt Security or any transaction contemplated thereby.

No Personal Liability

No director, officer, employee, incorporator, member, partner or shareholder of an Issuer or any Guarantor or any of their parent companies or entities (other than an Issuer or a Guarantor in its capacity as such) shall have any liability for any obligations of the Issuer or a Guarantor under the Debt Securities, the Guarantees or an Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting a Debt Security will waive and release all such liability. The waiver and release are part of the consideration for issuance of the Debt Securities. Such waiver may not be effective to waive liabilities under U.S. federal securities laws.

Certain Definitions

“Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. Federal or State law or any similar non-U.S. law for the relief of debtors.

“Company” means Linde plc, a public limited company incorporated under the laws of Ireland (with registration number 606357), and its successors.

“Consolidated Net Tangible Assets” means, at any time of determination, the total Net Tangible Assets of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of the date of the Company’s last published consolidated balance sheet preceding the time of determination.

“Consolidated Subsidiary” means, with respect to any Person, at any date, any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or a similar official under any Bankruptcy Law.

“Debt” of any Person means at any date, without duplication, to the extent required in accordance with generally accepted accounting principles to be included in the financial statements of such Person or the footnotes thereto:

(i) all obligations of such Person for borrowed money;

(ii) all obligations of such Person evidenced by bonds, debentures or notes;

(iii) all obligations of such Person for installment purchase transactions involving the purchase of property or services over $5,000,000 for any particular transaction, except trade accounts payable and expense accruals arising in the ordinary course of business;

(iv) all obligations of such Person as lessee which are capitalized on a balance sheet in accordance with generally accepted accounting principles;

(v) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit; and

(vi) all Debt of others the payment of which is guaranteed by such Person.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Funded Debt” means any obligation for the payment of borrowed money with an initial term longer than one year.

“Governmental Authority” means the government of the United States, Ireland, the United Kingdom or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, with respect to any Debt Securities, (i) guarantees of the payment obligations with respect to such Debt Securities and (ii) guarantees of guarantees described in clause (i) of this definition.

“Guarantor” means (i) in the case of Debt Securities of Linde plc, unless the prospectus supplement specifies otherwise, (x) Linde Inc. and (y) Linde GmbH and (ii) in the case of Debt Securities of Linde Inc., (x) Linde plc and (y) unless the prospectus supplement specifies otherwise, Linde GmbH.

“Indenture” means, with respect to any Debt Securities, the indenture under which such Debt Securities are issued, together with each supplemental indenture to such indenture, to the extent such supplemental indenture relates to such Debt Securities.

“Issuer” means, with respect to any Debt Securities, Linde plc or Linde Inc., as applicable, in its capacity as the issuer of such Debt Securities.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge or security interest in respect of such asset.

“Material Subsidiary” means, with respect to any Debt Securities, (i) each Obligor in respect of such Debt Securities and (ii) any one or more Wholly-Owned Subsidiaries of the Company having combined Net Tangible Assets representing more than 10% of Consolidated Net Tangible Assets.

“Net Tangible Assets” means, as to any Person, its gross assets, net of depreciation and other proper reserves, less its goodwill and other intangible assets.

“Obligor” means, with respect to any Debt Securities, the Issuer and the Guarantor(s) of such Debt Securities or any Guarantee thereof.

“Permitted Jurisdictions” means United States of America, the United Kingdom, any member state of the European Union, Bermuda, Cayman Islands, British Virgin Islands, Gibraltar, the British Crown Dependencies, any member country of the Organization for Economic Co-operation and Development, or any political subdivision of any of the foregoing.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Restricted Property” means any property of the Company or any Material Subsidiary that in the opinion of the board of directors of the Company is a principal manufacturing property.

“Subsidiary” with respect to any Person means any corporation or other entity of which such Person directly or indirectly owns a majority of the securities or other ownership interests having ordinary voting power to elect the board of directors or other persons performing similar functions. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Surviving Person” means (i) in the case of a merger or consolidation, the Person surviving, or continuing after, such merger or consolidation, (ii) in the case of an amalgamation, the Person formed by such amalgamation and (iii) in the case of a transfer of all or substantially all assets, the Person to whom such assets are transferred.

“U.S. Government Obligations” means direct obligations of the United States of America which have the full faith and credit of the United States of America pledged for payment and which are not callable at the applicable issuer’s option, or certificates representing an ownership interest in such obligations.

“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary all of the shares of capital stock or other ownership interests of which (except for qualifying shares held by directors or foreign nationals in accordance with applicable law) are at the time owned by such Person and/or one or more other Wholly-Owned Subsidiaries.

Forms of Dollar-Denominated Debt Securities

The following applies to Debt Securities denominated in dollars. Unless the prospectus supplement otherwise provides, Debt Securities will be issued in the form of one or more global securities. This means that we will not issue certificates to each holder. Rather, we will issue global securities in the total principal amount of the Debt Securities of that series.

Global Securities

In General. Debt Securities in global form will be deposited with or on behalf of a depositary. Global securities are represented by one or more certificates for the series registered in the name of the depositary or its nominee. Debt securities in global form may not be transferred except as a whole among the depositary, a nominee of or a successor to the depositary, or any nominee of that successor. Unless otherwise identified in the prospectus supplement, the depositary will be The Depository Trust Company (“DTC”).

If a depositary for a series of Debt Securities is unwilling or unable to continue as depositary and a successor is not appointed within 90 days of such notice, we will issue that series of Debt Securities in registered form in exchange for the global security or securities of that series. We also may determine at any time in our discretion not to use global securities for any series. In that event, we will issue Debt Securities in registered form.

Ownership of the Global Securities; Beneficial Ownership. So long as the depositary or its nominee is the registered owner of a global security, that entity will be the sole holder of the Debt Securities represented by that instrument. We and the trustee are only required to treat the depositary or its nominee as the legal owner of the Debt Securities for all purposes under the Indenture.

A purchaser of Debt Securities represented by a global security will not be entitled to receive physical delivery of certificated securities, will not be considered the holder of those securities for any purpose under the Indenture, and will not be able to transfer or exchange the global security, unless the prospectus supplement provides to the contrary. As a result, each beneficial owner must rely on the procedures of the depositary to exercise any rights of a holder under the Indenture. In addition, if the beneficial owner is not a direct or indirect participant in the depositary, the beneficial owner must rely on the procedures of the participant through which it owns its beneficial interest in the global security. We understand that under existing industry practice, in the event we request any action of holders of Debt Securities or an owner of a beneficial interest in the global securities desires to take any action that the depositary, as the holder of the global securities, is entitled to take, the depositary would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. Those laws and the above conditions may impair the ability to transfer beneficial interests in the global securities.

Book-Entry System

Upon the issuance of the global securities, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such global securities to the accounts of participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global securities through such participants).

We expect that the depositary, upon receipt of any payment of principal or interest in respect of the global securities, will credit immediately participants’ accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of the global securities as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global securities held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants. None of us, the trustee or any agent of us or the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the depositary and its participants or the relationship between such participants and the owners of beneficial interests in the global securities owned through such participants.

The Debt Securities represented by the global securities are exchangeable for certificated Debt Securities in definitive registered form of like tenor as such securities in minimum denominations of $2,000 and in any greater amount that is an integral multiple thereof if (i) the depositary notifies us that it is unwilling or unable to continue as depositary for the global securities or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act or (ii) we in our discretion at any time determine not to have all of the Debt Securities represented by the global securities and we notify the trustee thereof. Any global securities that are exchangeable pursuant to the preceding sentence are exchangeable for certificated Debt Securities registered in such names as the depositary shall direct. Subject to the foregoing, the global securities are not exchangeable, except for a global security or global securities of the same aggregate denominations to be registered in the name of the depositary or its nominee.

Unless and until they are exchanged in whole or in part for certificated Debt Securities in definitive form, the global securities may not be transferred except as a whole among the depositary, a nominee of or a successor to the depositary, or any nominee of that successor.

The Depository Trust Company

The following is based on information furnished by DTC and applies to the extent it is the depositary, unless otherwise stated in the prospectus supplement:

Registered Owner. The Debt Securities will be issued as fully registered securities in the name of Cede & Co., which is DTC’s partnership nominee. No single global security will be issued in a principal amount of more than $500 million. The trustee will deposit the global securities with DTC or its custodian. The deposit of the global securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the securities.

DTC Organization. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of that law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

DTC is a wholly-owned subsidiary of The Depository Trust and Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with DTC’s participants. The rules that apply to DTC and its participants are on file with the SEC.

DTC Activities. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts. This eliminates the need for physical movement of securities certificates.

Participants’ Records. The Debt Securities must be purchased by or through direct participants, which will receive a credit for the Debt Securities on DTC’s records. The beneficial owner’s ownership interest in the Debt

Securities is in turn recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmations from DTC of their purchases, but they are expected to receive them, along with periodic statements of their holdings, from the direct or indirect participants through whom they purchased the Debt Securities. Transfers of ownership interests in the global securities will be made on the books of the participants on behalf of the beneficial owners. Certificates representing the interests of the beneficial owners in the Debt Securities will not be issued unless the use of global securities is suspended, as discussed above.

DTC has no knowledge of the actual beneficial owners of the global securities. Its records only reflect the identity of the direct participants as owners of the Debt Securities. Those participants may or may not be the beneficial owners. Participants are responsible for keeping account of their holdings on behalf of their customers.

Notices Among DTC, Participants and Beneficial Owners. Notices and other communications by DTC, its participants and the beneficial owners will be governed by standing arrangements among them, subject to any legal requirements in effect.

Voting Procedures. Neither DTC nor Cede & Co. will give consents for or vote the global securities. DTC generally mails an omnibus proxy to us just after any applicable record date. That proxy assigns Cede & Co.’s consenting or voting rights to the direct participants to whose accounts the securities are credited on the record date.

Payments. Principal and interest payments made by us will be delivered to Cede & Co. DTC’s practice is to credit direct participants’ accounts upon receipt of funds and corresponding detail information on the applicable payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for customers registered in “street name.” Those payments will be the responsibility of that participant, and not DTC, the trustee, us or any agent of the trustee or us, subject to any legal requirements in effect at that time. We are responsible for paying principal, interest and premium, if any, to the trustee, which is responsible for making those payments to Cede & Co. DTC is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the beneficial owners.

Forms of Euro-Denominated Debt Securities

The following applies to Debt Securities denominated in euros. Unless the prospectus supplement otherwise provides, Debt Securities will be issued in the form of one or more global securities. This means that we will not issue certificates to each holder. Rather, we will issue global securities in the total principal amount of the Debt Securities of that series. The following does not apply to any Debt Securities to be held under the New Safekeeping Structure with a common safekeeper for Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System (“Euroclear”), the procedures for which will be described in the applicable prospectus supplement.

Global Clearance and Settlement

We have obtained the information in this section concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.

The Debt Securities will be issued in the form of one or more global notes (each a “Global Note”) in fully registered form, without coupons, and will be deposited on the closing date with, or on behalf of, a common depositary for, and in respect of interests held through, Euroclear and Clearstream. Except as described herein, certificates will not be issued in exchange for beneficial interests in the Global Notes.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to a common depositary for Euroclear or Clearstream or its nominee.

Beneficial interests in the Global Notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Investors may hold Debt Securities directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

Owners of beneficial interests in the Global Notes will not be entitled to have Debt Securities registered in their names, and will not receive or be entitled to receive physical delivery of Debt Securities in definitive form. Except as provided below, beneficial owners will not be considered the owners or holders of the Debt Securities under the Indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the Indenture. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. Under existing industry practices, if we request any action of holders or a beneficial owner desires to give or take any action which a holder is entitled to give or take under the Indenture, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in Global Notes.

Persons who are not Euroclear or Clearstream participants may beneficially own Debt Securities held by the common depositary for Euroclear and Clearstream only through direct or indirect participants in Euroclear and Clearstream. So long as the common depositary for Euroclear and Clearstream is the registered owner of the Global Note, the common depositary for all purposes will be considered the sole holder of the Debt Securities represented by the Global Note under the Indenture and the Global Notes.

Certificated Notes

If the applicable depositary is at any time unwilling or unable to continue as depositary for any of the Global Notes and a successor depositary is not appointed by us within 90 days, or if we have been notified that both Clearstream and Euroclear have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available, we will issue the Debt Securities in definitive form in exchange for the applicable Global Notes. We will also issue the Debt Securities in definitive form in exchange for the Global Notes if an event of default has occurred with regard to the Debt Securities represented by the Global Notes and has not been cured or waived. In addition, we may at any time and in our sole discretion determine not to have the Debt Securities represented by the Global Notes and, in that event, will issue the Debt Securities in definitive form in exchange for the Global Notes. In any such instance, an owner of a beneficial interest in the Global Notes will be entitled to physical delivery in definitive form of the Debt Securities represented by the Global Notes equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. The Debt Securities so issued in definitive form will be issued as registered in minimum denominations of €100,000 and integral multiples of €1,000 thereafter, unless otherwise specified by us. The Debt Securities in definitive form can be transferred by presentation for registration to the registrar at our office or agency for such purpose and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the registrar duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Global Notes.

Euroclear and Clearstream

We have been advised by Euroclear and Clearstream, respectively, as follows:

Euroclear: Euroclear advises that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, S.A./N.V. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters (“Euroclear participants”). Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Euroclear terms and conditions”). Specifically, the Euroclear terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payment with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Bank acts under the Euroclear terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by the Euroclear Bank and by Euroclear.

Clearstream: Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of in ternationally traded securities and securities lending and borrowing. Clearstream also interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to the cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear and Clearstream Arrangements

So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the Global Notes, Euroclear, Clearstream or such nominee or common depositary, as the case may be, will be considered the sole owner or holder of the notes represented by such notes for all purposes under the Indenture and the notes. Payments of principal, interest and additional amounts, if any, in respect of the Global Notes will be made to Euroclear, Clearstream or such nominee or common depositary, as the case may be, as registered holder thereof. None of us, the trustee, any underwriter and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Distribution of principal and interest with respect to the Global Note will be credited in euros to the extent received by Euroclear or Clearstream from the trustee or the paying agent, as applicable, to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.

Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the Global Notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Clearstream and Euroclear will hold interests in the Global Notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. The holdings of book-entry interests in the Global Notes through Euroclear and Clearstream will be reflected in the book-entry accounts of each such institution. As necessary, the Registrar will adjust the amounts of the Global Notes on the register for the accounts of the common depositary to reflect the amounts of notes held through Euroclear and Clearstream, respectively.

The distribution of the notes will be cleared through Clearstream and Euroclear. Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

Initial Settlements

Investors holding their notes through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Euroclear and Clearstream holders on the settlement date against payment for value on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Secondary market sales of book-entry interests in the notes held through Euroclear or Clearstream to purchasers of book-entry interests in the Global Notes through Euroclear or Clearstream will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in same-day funds.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Euroclear and Clearstream on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences there may be problems with completing transactions involving Euroclear and Clearstream on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Euroclear or Clearstream is used.

Euroclear and Clearstream will credit payments to the cash accounts of Euroclear participants or Clearstream customers in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a Euroclear participant or Clearstream customer only in accordance with its relevant rules and procedures.

Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Euroclear and Clearstream. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

The information in this section concerning Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

None of Linde, the underwriters or the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Notices

Notices to holders of the notes will be sent by mail or email to the registered holders, or otherwise in accordance with the procedures of the applicable depositary.

LIMITATIONS ON VALIDITY AND ENFORCEMENT OF THE GUARANTEES AND CERTAIN INSOLVENCY LAW CONSIDERATIONS

Ireland

Insolvency

Irish insolvency law is likely to be applicable in the event of an insolvency of Linde plc as it is an Irish registered company. Irish insolvency laws differ from the insolvency laws of the United States and may make it more difficult for the holders of the notes to recover the amount in respect of Linde plc’s obligations under its debt securities or guarantees than it is in a liquidation or bankruptcy proceeding in the United States.

The following is a general discussion of insolvency proceedings and other matters governed by Irish law and does not purport to address all the Irish legal considerations that may be relevant to holders of debt securities.

Preferred Creditors under Irish Law

In an insolvency of Linde plc, and under Section 621 of the 2014 Act, the claims of certain preferential creditors (including the Irish Revenue Commissioners for certain unpaid taxes) will rank in priority to all other debts of the company other than those (a) in respect of any examiner’s fees and costs if sanctioned by the court (see “—Examinership” below) or (b) in respect of any process agent’s fees and costs if sanctioned by the court or (c) secured by a fixed charge or (d) the costs and expenses of the winding up costs of the company.

Furthermore, the claims of chargeholders in respect of the application of monies arising from the realisation of secured assets that are subject to a floating charge will rank below both (1) the costs of a liquidation of the company and the liquidator’s fees and (2) the remuneration, costs and expenses of any examiner appointed to the company (provided such costs are sanctioned by the High Court of Ireland). Additionally, if the assets of the relevant company available for the payment of general creditors are insufficient to pay the preferential debts of the company in the event that the company is put into liquidation, such preferential debts are required to be paid out of any company property that is subject to a floating charge.

In addition, there is a further limited category of super-preferential creditors which take priority, not only over unsecured creditors and holders of floating security, but also over holders of fixed security. These super-preferential claims consist of the remuneration and costs incurred in respect of an examination (e.g. the examiners legal fees and other advisors fees) and any capital gains tax payable on the disposition of an asset of the company by a liquidator, receiver or mortgagee in possession.

If Linde plc becomes subject to an insolvency proceeding and Linde plc has obligations to creditors that are treated under Irish law as creditors that are senior relative to the holders of debt securities issued or guaranteed by Linde plc, the holders of such debt securities may suffer losses as a result of their subordinated status in such insolvency proceeding.

Examinership

Examinership is a court procedure available under the 2014 Act to facilitate the survival of the whole or part of an Irish company or companies in financial difficulties. In circumstances where an Irish company is or is likely to be unable to pay its debts, then that company, the directors of that company, a contingent, prospective or actual creditor of that company, or shareholders of that company holding, at the date of presentation of the petition, not less than one-tenth of the voting share capital of that company are each entitled to petition the court for the appointment of an examiner to that company. Provided the company can demonstrate viability, and can satisfy certain tests, the Court appoints an independent examiner whose function is to supervise the restructuring process.

Where the Court appoints an examiner to a company, it may, at the same or any time thereafter, make an order appointing the examiner to be examiner for the purposes of the 2014 Act to a related company of such company. During the protection period, the day-to-day business of the company remains under the control of the directors of the company, subject to certain rights of the examiner to apply to the Court. The examiner, once appointed, has the power to set aside contracts and arrangements entered into by the company and, in certain circumstances, can avoid a negative pledge given by the company prior to this appointment. Furthermore, the examiner may apply to the Court for permission to sell assets of the company which are the subject of security. Where such assets are the subject of a fixed security interest, the examiner must account to the holders of the fixed security interest for the amount realized and discharge the amount due to the holders of the fixed security interest out of the proceeds of the sale.

During the period of protection, the examiner will formulate proposals for a compromise or scheme of arrangement to assist the survival of the company, or of a related company, or both, and the whole or any part of its or their undertaking as a going concern. Before sanctioning the examiner’s proposals for a scheme of arrangement, it must be demonstrated to the court that either:

•

a majority in number of creditors whose interests or claims would be impaired by implementation of the proposals, representing a majority in value of the claims that would be impaired by implementation of the proposals, have voted to accept the proposals, or

•

if the above requirement is not satisfied then a majority of the classes of creditors whose interests would be impaired by the scheme of arrangement have voted to accept them, provided that at least one of those creditors classes is a class of secured creditors or is senior to the class or ordinary unsecured creditors, or

•

if the above requirement is not satisfied at least one class of creditors whose interests or claims would be impaired by the proposals, other than a class of creditors that are not “in the money” (i.e. would not receive any payment or keep any interest in a liquidation) has voted to accept them.

In addition to the satisfaction of one of the above tests, the court shall only sanction the examiner’s proposals if:

•

no dissenting creditor would be worse off if the proposals are confirmed and implemented than such a creditor would be if the normal ranking of liquidation priorities were applied, either in the event of liquidation whether piecemeal or by sale as a going concern, or in the event of the next- best-alternative scenario if the proposals were not confirmed; and

•	the proposals are not unfairly prejudicial to the interests of any interested party.

Once confirmed by the Court, the scheme is binding on the issuer and all its members and creditors, including any dissenters.

The primary risks to the holders of debt securities if an examiner were appointed to Linde plc are as follows:

•

the potential for a compromise or scheme of arrangement being approved involving the writing down (potentially to a significant extent) or rescheduling of any debt due by Linde plc (including any payments under guarantees);

•

the potential for the examiner to seek to set aside any negative pledge in the documents pertaining to the debt securities prohibiting the creation of security or the incurring of borrowings by Linde plc, for instance to enable Linde plc borrow to fund its business during the protection period; and

•

in the event that a scheme of arrangement is not approved and Linde plc subsequently goes into liquidation, the examiner’s remuneration and expenses (including certain liabilities incurred by Linde plc and certified by the examiner as necessary to facilitate the survival of the company) will take priority over the liabilities due by Linde plc to the holders of debt securities.

Challenges to and Limitations of Guarantees

The entry into of, or any payment under, any guarantee by Linde plc of debt securities can also be set aside on the application of a liquidator, creditor or contributory of Linde plc, if it is being wound up, or if it is in receivership or examinership (under Irish law), respectively, if the effect of any payment under such guarantee was to perpetrate a fraud on the Company, its creditors or members, (although a court will have regard to the rights of the recipient of the payment if they receive the payment in good faith and for value).

Under Irish insolvency laws, where a company goes into liquidation, a liquidator may apply to the High Court of Ireland (the “High Court”) to have certain transactions unwound if they are deemed to be an unfair preference. In order to be deemed to be an unfair preference, the relevant transaction must have been entered into within six months prior to the commencement of the winding up, or such longer period as the High Court considers just and equitable having regard to the circumstances of the transaction. In the case of transactions with connected persons, the relevant period is extended to 24 months (or such longer period as the High Court considers just and equitable).

Further, if Linde plc becomes subject to an Irish law insolvency proceeding and has obligations to creditors that are treated under Irish law as senior relative to the company’s obligations under any guarantee, the beneficiaries of such guarantee may suffer losses as a result of their subordinated status during such insolvency proceeding (see further under “Preferred Creditors under Irish Law” above). Irish case law provides that when a company is insolvent or near insolvency its assets are held for the benefit of its creditors so the entry into or payment by Linde plc under its guarantee of debt securities may be subject to challenge if it was either insolvent or near to insolvency at such time.

There is a risk that a guarantee may be challenged under Irish law as unenforceable on the basis that there is an absence of corporate benefit on the part of a relevant guarantor or that it is not for the purpose of carrying on the business of the relevant guarantor.

As such, the types of questions which the directors of an issuing entity may need to consider (taking relevant professional advice where necessary) in balancing the advantages to the corporate guarantor against the risks of entering into such an arrangement include:

(i)	Is the trading relationship between the relevant companies sufficiently valuable to justify one company assuming liability for another company’s obligations?

(ii)	What is the strength of the current and projected financial position of the group as a whole and that of the company which is being guaranteed?

(iii)	Are there any co-sureties who will be liable to contribute if the guarantees are called?

(iv)	What is the likelihood of the guarantees being called—the greater the risk that it will be called, the greater the commercial benefit must be.

(v)	If the guarantees are called, can the corporate guarantor meet its obligations under the guarantees and still remain solvent?

The directors’ primary duty is to act in the best interests of their own company and not in the interests of the group as a whole. Nevertheless, it is often to the advantage of one company to support other members of the group and the Irish courts have held that corporate benefit may be established where the benefit flows to the group generally rather than specifically to Linde plc.

United Kingdom

While the United Kingdom (the “UK”) was a member state of the European Union (the “EU”), insolvency processes opened in the UK were subject to both EU and applicable UK domestic legislation. Following the UK’s departure from the EU on January 31, 2020, and the expiry of the subsequent transition period (the

“Transition Period”) on December 31, 2020, EU law that was directly applicable in the UK at the end of the Transition Period was, subject to certain exceptions, transposed into UK domestic law subject to significant amendments, including in respect of changes to the application of EU insolvency legislation and its effects on the jurisdiction of the English court. The Insolvency (Amendment) (EU Exit) Regulations 2019 (SI 2019/146) (as amended) (the “Retained EIR”) effected key amendments to both EU insolvency laws previously directly applicable in the UK, including the EU Insolvency Regulation (Regulation (EU) 2015/848) (the “EIR”), and domestic insolvency laws, including the Insolvency Act 1986 (the “Insolvency Act”).

Although Linde plc is Irish-incorporated, it has its headquarters in the UK. The Retained EIR preserves the position under the EIR that the main insolvency proceedings of a company should be opened in the jurisdiction in which the company has its centre of main interests (“COMI”). There are a number of factors that are taken into account to ascertain the COMI for the purposes of the EIR. It should correspond to the place where a company conducts the administration of its interests on a regular basis and therefore be ascertainable by third parties. Under the EIR, the place of the registered office of a company is presumed to be the COMI in the absence of proof to the contrary. However, the board of directors of Linde plc does regularly meet and take decisions in England. Therefore, while it may be in Ireland, Linde plc’s “centre of main interests” may instead be deemed to be in England. This would mean that proceedings by or against Linde plc would likely be based on the insolvency laws of England. It should, however, be noted that such proceedings would not benefit from any automatic recognition in the EU as the Retained EIR has no effect in the EU.

In addition to the Retained EIR, the UNCITRAL Model Law on Cross Border Insolvency (the “Model Law”) (which has been implemented in the UK by the Cross Border Insolvency Regulations 2006 and in a number of other jurisdictions), provides for recognition of insolvency proceedings in other jurisdictions as either foreign main or foreign non main proceedings. English insolvency proceedings in rela tion to Linde plc may be recognized as foreign main proceedings in other jurisdictions which have implemented the Model Law if Linde plc continues to have its COMI within England. To note, the COMI or establishment of a company may change over time.

English insolvency laws differ from the insolvency laws of the United States and may make it more difficult for holders of the notes to recover the amount in respect of debt securities or a guarantor’s guarantee of the debt securities that they would have recovered in a liquidation or bankruptcy proceeding in the United States.

Potential grounds for challenge available under the English insolvency legislation that may apply to any guarantee granted by Linde plc include the following described below.

Transactions at an Undervalue

Under Section 238 of the Insolvency Act, a liquidator or administrator of a company could apply to the court for an order to set aside a transaction, for example the creation of a security interest or a guarantee where the creation of such security interest or guarantee constituted a transaction at an undervalue, or otherwise grant other relief as the court thinks fit for restoring the position to what it otherwise would have been. There will only be a transaction at an undervalue if, at the time of the transaction or as a consequence of the transaction, the company is, or becomes, unable to pay its debts (as defined in the Insolvency Act). The transaction can be challenged if the company enters into liquidation or administration proceedings within a period of two years ending with the onset of insolvency from the date of the transaction.

However, a court will generally not intervene if it is satisfied that the company entered into the transaction in good faith and for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing the transaction would benefit it. If the court determines that the transaction was a transaction at an undervalue, the court can make such order as it thinks fit to restore the position to what it would have been if the transaction had not been entered into, which may include reducing payments due under or setting aside security interests or guarantees. In any proceedings, it is for the administrator or liquidator to demonstrate that the company was unable to pay its debts unless a beneficiary of the transaction was a connected person, in which case there is a presumption of insolvency and the connected person must demonstrate that the company was not unable to pay its debts at the time of the transaction and did not become unable to do so as a consequence of the transaction.

Preference

Under Section 239 of the Insolvency Act, a liquidator or administrator of a company could apply to the court for an order to set aside a guarantee if such liquidator or administrator believes that such guarantee constituted a preference. There will only be a preference if, at the time the transaction was entered into or as a result of the transaction, the company was, or becomes, unable to pay its debts (as defined in the Insolvency Act). The transaction can be challenged if the company enters into liquidation or administration proceedings within a period of six months (if the beneficiary is not a connected person) or two years (if the beneficiary is a connected person) from the date the company grants the security interest or guarantee. A transaction may constitute a preference if it has the effect of putting a creditor of the company (or a surety or guarantor for any of the company’s debts or liabilities) in a better position in the event of the company going into insolvent liquidation than such creditor, guarantor or surety would otherwise have been in had that transaction not been entered into. If the court determines that the transaction constituted such a preference, the court has very wide powers for restoring the position to what it would have been if that preference had not been given, which could include reducing payments under the debt securities and the guarantees offered by Linde plc under this prospectus (although there is protection for a third party who enters into one of the transactions in good faith and without notice). However, for the court to determine a preference, it must be shown that in deciding to give the preference the company was influenced by a desire to produce the preferential effect.

In any proceedings, it is for the administrator or liquidator to demonstrate that the company was unable to pay its debts at the relevant time and that the company was influenced by a desire to prefer the relevant creditor, unless the beneficiary of the transaction was a connected person, in which case it is presumed that the company was influenced by a desire to produce the preferential effect and the connected person must demonstrate that there was, in fact, no such influence.

Transactions Defrauding Creditors

Under Section 423 of the Insolvency Act, where it can be shown that a transaction was at an undervalue and was made for the substantial purpose of putting assets beyond the reach of a person who is making, or may make, a claim against a company, or of otherwise prejudicing the interests of a person in relation to the claim which that person is making or may make, the transaction may be set aside by the court as a transaction defrauding creditors. This provision may be used by any person who claims to be a “victim” of the transaction, with the leave of the court if the company is in liquidation or administration, and is not therefore limited to liquidators or administrators. There is no statutory time limit under English insolvency legislation within which the challenge must be made (subject to the normal statutory limitation periods) and the relevant company does not need to be insolvent at the time of, or as a result of, the transaction.

If the court determines that the transaction was a transaction defrauding creditors, the court can make such orders as it thinks fit to restore the position to what it would have been if the transaction had not been entered into and to protect the interests of the victims of the transaction. The relevant court order may affect the property of, or impose any obligation on, any person, whether or not he is the person with whom the transaction was entered into. However, such an order will not prejudice any interest in property which was acquired from a third party in good faith, for value and without notice of the relevant circumstances, and will not require a person who received a benefit from such transaction in good faith, for value and without notice of the relevant circumstances to pay any sum unless such person was a party to the transaction.

Exchange Rate Risk

Under English insolvency law where creditors are asked to submit formal proofs of claim for their debts, the office holder must convert all foreign currency denominated proofs of debt into pounds sterling at a single rate for each currency determined by the office holder by reference to the exchange rates prevailing at the date when the company went into liquidation or administration. This provision overrides any agreement between the parties. If a creditor considers the rate to be unreasonable, they may apply to the court; if, on hearing the application, the court finds that the rate is unreasonable, it may itself determine the rate.

Accordingly, in the event that Linde plc goes into liquidation or administration, holders of debt securities of Linde plc may be subject to exchange rate risk between the date that Linde plc went into liquidation or administration and the time of receipt of any amounts to which such holders of the notes may become entitled. Any losses resulting from currency fluctuations are not recoverable from the insolvent estate.

Germany

Linde GmbH is organized under the laws of Germany. This section applies to debt securities that are guaranteed by Linde GmbH or that are guaranteed by Linde plc, which guarantee by Linde plc is guaranteed by Linde GmbH.

Each indenture under which Linde GmbH provides a guarantee will contain limitations on the enforceability of the guarantees of Linde GmbH. These limitations are described under “Description of Debt Securities—Guarantees—Limitations on Enforceability.” In addition to the limitations described in such section, the enforceability of any guarantee by Linde GmbH would be limited to the extent it would result in the insolvency of Linde GmbH.

The German enforcement limitation provisions are subject to evolving case law. We cannot assure you that future court rulings may not further limit the access of shareholders to assets of its subsidiaries, which can negatively affect the ability of the relevant Issuers to make payment on the debt securities.

The case law of the German Federal Supreme Court (Bundesgerichtshof) regarding so-called “destructive interference” (existenzvernichtender Eingriff) in which a shareholder deprives a GmbH of the liquidity necessary for it to meet its own payment obligations could be applied by the courts.

In any such case, the amount of proceeds to be realized in an enforcement process may be reduced, even to nothing.

In the event of German insolvency proceedings with respect to Linde GmbH, the guarantee provided by Linde GmbH or any payment made by it on such guarantee could be subject to potential challenges by an insolvency administrator (Insolvenzverwalter) under the rules of avoidance as set out in the German Insolvency Code (Insolvenzordnung). To the extent the guarantees were avoided, the holders of debt securities would be under an obligation to repay the amounts received from Linde GmbH to the insolvency estate and/or to waive such guarantee granted by Linde GmbH.

Furthermore, even in the absence of an insolvency proceeding, a third-party creditor, under certain circumstances, has the right to avoid certain transactions, such as the payment of debt, pursuant to the German Code on Avoidance (Anfechtungsgesetz).

ENFORCEMENT OF CIVIL LIABILITIES AND SERVICE OF PROCESS

Ireland

Enforceability of Judgments

It may not be possible to enforce court judgments obtained in the United States in Ireland, based on the civil liability provisions of the U.S. federal or state securities laws. In addition, there is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions based on those laws. We have been advised that the United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland.

A judgment obtained in the United States will be enforced by the courts of Ireland, with the leave of the court, if the following general requirements are met:

•	the judgment is for a definite sum of money;

•

the U.S. court handing down judgment must amount to a court of competent jurisdiction for the purpose of Irish conflicts of law rules; for this purpose the defendant must have been (a) resident or present in the United States at the time of the proceedings; or (b) participated in the proceedings; or (c) contracted to submit to the jurisdiction of the relevant court (a submission to jurisdiction by the defendant would satisfy this); and

•

the judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it. A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. Where however the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that in the meantime the judgment may not be actionable in Ireland.

It remains to be determined whether final judgment given in default of appearance is final and conclusive and/or is sufficient evidence of submission to jurisdiction of the foreign court.

Even if the above requirements are satisfied, the Irish courts may still refuse to enforce a judgment of the U.S. courts if one of the following circumstances applies:

•	the judgment was obtained by fraud;

•	the enforcement of the judgment in Ireland would be contrary to natural or constitutional justice;

•	the judgment is contrary to Irish public policy or involves certain U.S. laws which will not be enforced in Ireland;

•	the judgment is inconsistent with an earlier judgment of the Irish courts;

•	the procedural rules of the U.S. court giving the judgment have not been observed;

•	new evidence is adduced by a party which could not have been discovered prior to the judgment of the U.S. courts by reasonable diligence by such party and which shows such judgment to be erroneous;

•	enforcement proceedings are not instituted in Ireland within six years of the date of the judgment of the U.S. courts; or

•

jurisdiction cannot be obtained by the Irish courts over the judgment debtor(s) in the enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Ireland Superior Court Rules.

In order to enforce a judgment of the U.S. courts in Ireland, separate proceedings have to be issued in Ireland seeking an Irish judgment in the terms of the judgment of the U.S. courts.

Service of Process

Linde plc is incorporated in Ireland, and its registered office and certain of its assets are located outside of the United States. In addition, certain members of the Linde plc board of directors reside outside the United States. As a result, if proceedings are commenced in the United States, service would be required to comply with applicable United States law and may be more difficult given that Linde plc and certain of its directors are not located in the United States.

Germany

Linde GmbH is organized under the laws of Germany. The directors and officers of Linde GmbH are and may be non-residents of the United States. Although Linde GmbH has submitted to the jurisdiction of certain New York courts in connection with the prospectus, investors may find it difficult (or may be unable) to effect service of process within the United States on Linde GmbH or the directors and officers of Linde GmbH. In addition, as many of Linde GmbH’s assets and the assets of its directors and officers may be located outside of the United States, you may be unable to enforce judgments obtained in the United States courts predicated on civil liability provisions of the federal securities law of the United States against them. The United States and Germany currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, under applicable legal rules, a final judgment for payment given by any court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be enforceable in Germany. If a judgment is obtained in a U.S. court against Linde GmbH, the person who has obtained such judgment will need to enforce such judgment where Linde GmbH has assets. Even though the enforceability of U.S. court judgments in Germany is described below, you should consult with your own advisors in Germany as needed to enforce a judgment in Germany.

Notwithstanding the foregoing, the recognition of a final and conclusive judgment for payment rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. federal securities laws, can be obtained from a German court on the basis of Section 328 of the German Code of Civil Procedure (Zivilprozessordnung). Such a judgment would generally be recognized in an action before a German court assuming all of the following:

•	the U.S. court having had jurisdiction of the case in accordance with German statutory rules on jurisdictional competence;

•	the document introducing the proceedings was duly served and made known to the defendant in a timely manner that allowed for adequate defense;

•

the judgment is not irreconcilable with any prior judgment which became (i) res judicata rendered by a German court or (ii) any prior judgment which became res judicata rendered by a foreign court which is to be recognized in Germany and (iii) the procedure leading to the respective judgment under (i) or (ii) is not in contradiction to any such prior judgment or a proceeding previously commenced in Germany;

•

the effects of its recognition will not be in conflict with public policy in Germany (ordre public), including, without limitation, fundamental rights under the constitution of Germany (Grundrechte). In this context, it should be noted that any component of a U.S. federal or state court civil judgment awarding punitive damages or any other damages which do not serve a compensatory purpose, such as treble damages, will not be enforced in Germany. They are regarded to be in conflict with public policy in Germany; and

•	the reciprocity of enforcement of judgments is guaranteed.

Enforcement and foreclosure based on U.S. judgments may be sought against defendants located in Germany pursuant to Section 722 of the German Code of Civil Procedure (Zivilprozessordnung) after having received an exequatur decision from a competent German court in accordance with the above principles. Subject to the foregoing, a person who has obtained a judgment from U.S. federal or state courts may be able to enforce judgments in Germany in civil and commercial matters. However, we cannot assure you that those judgments will be enforceable. Even if a U.S. judgment is recognized in Germany, it does not necessarily mean that it will be enforced in all circumstances. In particular, the obligations need to be of a specific kind and type (such as payment obligations) for which an enforcement procedure exists under German law. Also, if circumstances have arisen after the date on which such foreign judgment became res judicata, a defense against execution may arise.

The success of enforcement is also affected by possible bankruptcy, insolvency, reorganization, liquidation or a moratorium, as well as other similar legal circumstances affecting creditor’s rights generally. In addition, it is doubtful whether a German court would accept jurisdiction and impose civil liability in an original action predicated solely upon U.S. federal securities laws.

It should be noted that German courts usually deny the recognition and enforcement of punitive damages as incompatible with the fundamental principles of German law as described in the recognition requirements above. Moreover, a German court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages.

Alternatively, if the party in whose favor such final judgment rendered in the United States brings a new lawsuit in a competent court in Germany, such party may submit to the German court the final judgment, while such judgment by a federal or state court of the United States against the Company or such persons will be regarded by a German court only as evidence of the outcome of the dispute to which such judgment relates. A German court may choose to re-hear the dispute and may render a judgment not in line with the judgment rendered by a federal or state court of the United States.

Furthermore, German civil procedure differs substantially from U.S. civil procedure in a number of respects. With respect to the production of evidence, for example, U.S. federal and state law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may, prior to trial, compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under German law.

PLAN OF DISTRIBUTION

An issuer may sell the securities described in this prospectus in any of the following ways:

(1) through underwriters or dealers;

(2) directly to one or more purchasers;

(3) through agents; or

(4) through a combination of any such methods of sale.

The issuer may distribute debt securities from time to time in one or more transactions at (1) a fixed price or prices, which may be changed, (2) at market prices prevailing at the time of sale, (3) at prices related to such market prices or (4) at negotiated prices.

Any underwriter, dealer or agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933. The prospectus supplement with respect to the securities being offered thereby will set forth the terms of the offering of such securities, including the name or names of any underwriters or agents, the purchase price of such securities and the proceeds to the issuer from such sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation under the Securities Act of 1933, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates (which may be represented by managing underwriters designated by the issuer), or directly by one or more underwriters acting alone. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the securities offered thereby will be subject to certain customary conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The securities may be sold directly by the issuer or through agents designated by the issuer from time to time. The prospectus supplement with respect to any securities sold in this manner will set forth the name of any agent involved in the offer or sale of the securities, as well as any commissions payable by the issuer to such agent. Unless otherwise indicated in the prospectus supplement, any such agent is acting on a best efforts basis for the period of its appointment.

If dealers are utilized in the sale of any securities, the issuer will sell the securities to the dealers, as principals. Any dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered thereby.

In connection with the offering of the securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with the offerings of the securities, creating a syndicate short position. In addition, underwriters may bid for, and purchase, securities in the open market to cover syndicate shorts or to stabi lize the price of the securities. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the securities in the offering of the securities, if the syndicate repurchases previously distributed securities in syndicate covering transactions, syndicate transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the securities above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

It has not been determined whether any securities will be listed on a securities exchange. Underwriters will not be obligated to make a market in any securities. We cannot predict the activity of trading in, or liquidity of, any securities.

Agents, underwriters and dealers may be entitled, under agreements entered into with the issuer, to indemnification by the issuer against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof. Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

LEGAL MATTERS

Certain legal matters in connection with the securities offered under this prospectus will be passed upon for the Company by Cahill Gordon & Reindel LLP, New York, New York, with respect to U.S. legal matters, by Arthur Cox LLP, special Irish counsel, with respect to Irish legal matters, and by Clifford Chance LLP, with respect to German legal matters. Certain legal matters will be passed upon for the agents, underwriters and dealers by Davis Polk  & Wardwell LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”) under the Exchange Act. The SEC maintains a website that contains reports, proxy statements, information statements and other information about issuers that file electronically with the SEC. The address of the website is http://www.sec.gov. We also maintain a website at

https://www.linde.com/investors/regulated-information. Our website, and the information contained on or accessible through our website, is not part of this prospectus.

The SEC allows us to “incorporate by reference” the information we file with them, which means we are assumed to have disclosed important information to you when we refer you to documents that are on file with the SEC. The information we have incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below that we have filed with the SEC:

Filing	Period or Date Filed

• Annual Report on Form 10-K (including the sections incorporated by reference therein from our definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2026)	Fiscal year ended December 31, 2025

• Quarterly Reports on Form 10-Q	Fiscal quarter ended March 31, 2026

• Current Reports on Form 8-K	None

We also incorporate by reference any future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering of the securities to which this prospectus relates; provided that information furnished and not filed by us under any item of any Current Report on Form 8-K including the related exhibits is not incorporated by reference. The information that we file later with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the termination of this offering will automatically update and supersede previous information included or incorporated by reference in this prospectus.

You may request a copy of all filings and documents incorporated by reference herein, at no cost, by writing or telephoning us at the following address or telephone number:

Linde plc

10 Riverview Drive

Danbury, Connecticut 06810

United States

Attention: Investor Relations

+1 (203) 837-2210

investor.relations@linde.com

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

SEC filing fee	(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Rating agency fees	(2)
Trustee’s fees and expenses	(2)
Printing and distribution expenses	(2)
Miscellaneous	(2)
Total	(2)

(1)

To be deferred pursuant to Rule 456(b) and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act of 1933, as amended.

(2)

These fees and expenses will be calculated in part based on the amount of securities offered and the number of issuances and accordingly cannot be estimated at this time. Furthermore, not all of the listed expenses will be payable in connection with every offering. An estimate of the amount of expenses will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Linde plc

Linde plc is incorporated under the laws of Ireland.

Under Irish law, a company may not exempt or indemnify its directors from liability for negligence or a breach of duty. However, where a breach of duty has been established, directors may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

The 2014 Act permits a company to pay the costs or discharge the liability of a director or the secretary only where judgment is given in his/her favor in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused. This restriction does not apply to executives who are not directors or the secretary. Any obligation of an Irish company that purports to indemnify a director or secretary of an Irish company over and above this will be void under Irish law, whether contained in its articles of association or any contract between the director or secretary and the company.

In addition, Linde plc’s Constitution provides, so far as is permitted under the 2014 Act, that every director and the secretary shall be entitled to be indemnified by Linde plc against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of Linde plc and in which judgment is given in his favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court.

Linde plc will also indemnify any person who was, is or is threatened to be made a party to a Proceeding (defined below) by reason of the fact that he or she is or was an “officer” as such term is defined under the Exchange Act (excluding any director or secretary), as well as individuals serving as director, officer or some other function of any other entity, to the fullest extent permitted under Irish law, as the same exists or may hereafter be amended. Such right shall include the right to be paid by Linde plc expenses incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under Irish law, as the same exists or may hereafter be amended; provided that to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the officer or other covered person is not entitled to be indemnified under this article or otherwise. “Proceeding” means any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, claim or proceeding, and any inquiry or investigation that could lead to such an action, suit, claim or proceeding.

The directors and officers of Linde plc and the other registrants are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they may not be indemnified by us.

In addition, Linde Inc., a subsidiary of Linde plc, has entered into indemnification agreements with each of Linde plc’s directors that provide for indemnification in respect of liabilities incurred by them while acting in their capacities as directors of Linde plc in accordance with customary standards.

Linde Inc.

Linde Inc. is incorporated under the laws of the State of Delaware. Sections 102 and 145 of the Delaware General Corporation Law, or Delaware code, set forth the conditions and limitations governing the indemnification of officers, directors and other persons by Delaware corporations.

Generally, Section 145 of the Delaware code provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, a Delaware corporation may similarly indemnify such person for expenses actually and reasonably incurred by him or her in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall have determined upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

Generally, Section 102(b)(7) of the Delaware code provides that the certificate of incorporation of a Delaware corporation may contain provisions eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under section 174 of Title VIII, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date which such provisions become effective.

Article VII of our amended and restated certificate of incorporation eliminates the personal liability for monetary damages of directors under certain circumstances to the fullest extent permitted from time to time by the Delaware code as presently or hereafter in effect.

Section 145 of the Delaware code provides that a Delaware corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against the same pursuant to the provisions of the Delaware code.

Linde GmbH

Under German law, Linde GmbH may not, as a general matter, indemnify its managing directors from and against all liabilities vis-à -vis third parties. Such indemnification is permitted, and/or the managing directors may be entitled to it, only under certain conditions, for example if the indemnification is in the legitimate interest of the company and the liability was not incurred in the course of a breach of the managing directors’ own obligations vis-à -vis Linde GmbH. Linde GmbH will indemnify its managing directors, to the extent permissible under German law, from and against any liabilities arising out of or in connection with their services.

Linde GmbH has provided directors’ and officers’ liability insurance for its managing directors against civil liabilities, which they may incur in connection with their activities on behalf of the company.

For a statement of our undertakings with respect to indemnification of directors and officers, see Item 17 below.

Item 16.	Exhibits.

Exhibit No.	Description of Document

1.1	Form of Standard Underwriting Agreement Provisions (including Forms of Terms Agreement) (Debt Securities, Preferred Shares and Ordinary Shares).

1.2*	Form of Underwriting Agreement (Depositary Shares, Warrants, Securities Purchase Contracts and Units).

3.1	Amended and Restated Public Limited Company Constitution of Linde plc (Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on March 1, 2023, File No. 001-38730, and incorporated herein by reference).

4.1	Description of Linde plc Shares (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K (File No. 001-38730) filed on March 1, 2023).

4.2	Form of Indenture for Debt Securities between Linde plc, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (including form of debt securities and related guarantees).

4.3	Form of Indenture for Debt Securities between Linde Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (including form of debt securities and related guarantees).

4.4*	Form of Deposit Agreement and Deposit Receipt.

4.5*	Form of Warrant Agreement (including form of warrant).

4.6*	Form of Securities Purchase Contract.

4.7*	Form of Securities Purchase Unit Agreement.

4.8*	Form of Unit Agreement.

5.1	Opinion of Cahill Gordon & Reindel LLP.

5.2	Opinion of Arthur Cox LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.1).

23.3	Consent of Arthur Cox LLP (included in Exhibit 5.2).

24.1	Powers of attorney (Linde plc) (included on the signature pages hereof).

24.2	Powers of attorney (Linde Inc.) (included on the signature pages hereof).

24.3	Powers of attorney (Linde GmbH) (included on the signature pages hereof).

25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee on Form T-1 for the form of Indenture for Debt Securities of Linde plc, as issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

25.2	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee on Form T-1 for the form of Indenture for Debt Securities of Linde Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

107	Filing Fee Table

*	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

Item 17.	Undertakings.

A. Rule 415 Offering

The undersigned registrants hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a), (1)(b) and 1(c) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Filings Incorporating Subsequent Exchange Act Documents by Reference

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Linde plc’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D. Qualifications of Trust Indentures Under the Trust Indenture Act of 1939 for Delayed Offerings

The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Linde plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woking, United Kingdom, on May 5, 2026.

LINDE PLC

By:	/s/ Matthew J. White
Name: Matthew J. White
Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints each of Matthew J. White, Chris Cossins, Guillermo Bichara and Sue Kelly, his or her attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission any amendments to this Registration Statement (including post-effective amendments), any registration statement permitted under Rule 462(b) under the Securities Act of 1933 and any amendments thereto and to file with the Securities and Exchange Commission one or more supplements to any prospectus included in any of the foregoing, and generally to do anything else necessary or proper in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on May 5, 2026.

Signature	Title

/s/ Sanjiv Lamba Sanjiv Lamba	Principal Executive Officer and Chairman of the Board

/s/ Matthew J. White Matthew J. White	Principal Financial Officer

/s/ Kelcey E. Hoyt Kelcey E. Hoyt	Principal Accounting Officer

/s/ Dr. Ann-Kristin Achleitner Dr. Ann-Kristin Achleitner	Director

/s/ Dr. Thomas Enders Dr. Thomas Enders	Director

/s/ Hugh Grant Hugh Grant	Director

/s/ Josef Kaeser Josef Kaeser	Director

Signature	Title

/s/ Dr. Victoria E. Ossadnik Dr. Victoria E. Ossadnik	Director

/s/ Paula Reynolds Paula Reynolds	Director

/s/ Alberto Weisser Alberto Weisser	Director

/s/ Robert L. Wood Robert L. Wood	Director

/s/ Guillermo Bichara Guillermo Bichara	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Linde Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Danbury, Connecticut, on May 5, 2026.

LINDE INC.

By:	/s/ Matthew J. White
Name: Matthew J. White
Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints each of Matthew J. White, Anne Nauful and Guillermo Bichara, his or her attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission any amendments to this Registration Statement (including post-effective amendments), any registration statement permitted under Rule 462(b) under the Securities Act of 1933 and any amendments thereto and to file with the Securities and Exchange Commission one or more supplements to any prospectus included in any of the foregoing, and generally to do anything else necessary or proper in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on May 5, 2026.

Signature	Title

/s/ Sanjiv Lamba Sanjiv Lamba	Principal Executive Officer

/s/ Matthew J. White Matthew J. White	Principal Financial Officer and Principal Accounting Officer

/s/ Guillermo Bichara Guillermo Bichara	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Linde GmbH certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pullach, Germany, on May 5, 2026.

LINDE GMBH

By:	/s/ Oliver Pfann
Name: Oliver Pfann
Title: Senior Vice President EMEA

By:	/s/ Matthias von Plotho
Name: Matthias von Plotho
Title: Senior Vice President Finance EMEA

POWER OF ATTORNEY

Each person whose signature appears below appoints each of Daniel Geiger and Marc Michelsen, his or her attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission any amendments to this Registration Statement (including post-effective amendments), any registration statement permitted under Rule 462(b) under the Securities Act of 1933 and any amendments thereto and to file with the Securities and Exchange Commission one or more supplements to any prospectus included in any of the foregoing, and generally to do anything else necessary or proper in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on May 5, 2026.

Signature	Title

/s/ Oliver Pfann Oliver Pfann	Principal Executive Officer and Director

/s/ Matthias von Plotho Matthias von Plotho	Principal Financial Officer, Principal Accounting Officer and Director

/s/ Anne Nauful Anne Nauful	Authorized Representative in the United States

S-4